Exhibit 32.0

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Robert W. Kimbro, President and Chief Executive Officer of Magnolia Bancorp, Inc. (the “Company”), and Donice Wagner, Chief Financial Officer of the Company, each certify in their capacity as an officer of the Company that they have reviewed the Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) and that to the best of their knowledge:

1.	the Report fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 11, 2026	/s/ Robert W. Kimbro
Robert W. Kimbro President and Chief Executive Officer

Date: August 11, 2026	/s/ Donice Wagner
Donice Wagner
Executive Vice President and Chief Financial Officer